                                                               Exhibit (h)(2)(b)
                                REVISED EXHIBIT A
                                -----------------

     THIS REVISED EXHIBIT A, dated as of December 23. 2003 is the Revised Exhibit A to the Amended and Restated Administration Agreement dated February 1, 2003 between PFPC Inc. and Forward Funds, Inc. (the "Fund"). The following is the list of the Fund's Portfolios that are subject to the Agreement:

                                   PORTFOLIOS
                                   ----------

                      Forward Hoover Small Cap Equity Fund

                          Forward Hoover Mini-Cap Fund

                   Forward Uniplan Real Estate Investment Fund

                  Forward Hansberger International Growth Fund

                   Forward International Small Companies Fund

                             Sierra Club Stock Fund

                            Sierra Club Balanced Fund

                                          PFPC INC.


                                          By:    /s/Neal J. Andrews
                                             -----------------------------------

                                          Title: SVP
                                                --------------------------------

                                          FORWARD FUNDS, INC.


                                          By:    /s/John P. McGowan
                                             -----------------------------------
                                          Title: COO
                                                --------------------------------